NUVEEN INVESTMENT TRUST V

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Gresham Investment Management LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into a Sub-Advisory Agreement dated as of February 23, 2016, pursuant to which the Sub-Adviser furnishes investment advisory services to a series of Nuveen Investment Trust V as listed on attached Schedule A; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Investment Trust V, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until August 1, 2017, in the manner required by the Investment Company Act of 1940.

Dated as of July 28, 2016

NUVEEN FUND ADVISORS, LLC

	By:	/s/ Gifford R. Zimmerman
Managing Director
ATTEST:

/s/ Virginia O’Neal

GRESHAM INVESTMENT MANAGEMENT LLC

	By:	/s/ Jonathan Spencer
	Its:	President

ATTEST:

/s/ Adam Gehrie

SCHEDULE A TO SUB-ADVISORY AGREEMENT RENEWAL

AGREEMENTS BETWEEN NUVEEN FUND ADVISORS, LLC AND

GRESHAM INVESTMENT MANAGEMENT LLC

Fund in Nuveen Investment Trust V	Date of Contract	Date of Renewal
Nuveen Gresham Diversified Commodity Strategy Fund Nuveen Gresham Long/Short Commodity Strategy Fund	2-23-16	8-1-16

	Date of Contract	Date of Renewal
AGREEMENT BETWEEN NUVEEN FUND ADVISORS, LLC AND LONG-ONLY COMMODITY FUND LTD AND GRESHAM INVESTMENT MANAGEMENT LLC	2-23-16	8-1-16
AGREEMENT BETWEEN NUVEEN FUND ADVISORS, LLC AND LONG-SHORT COMMODITY FUND LTD AND GRESHAM INVESTMENT MANAGEMENT LLC	2-23-16	8-1-16